Exhibit 99.1

P.O. Box 25099 Richmond, VA 23260 • phone: (804) 359-9311 • fax (804) 254-3594

PRESS RELEASE

CONTACT	RELEASE
Karen M. L. Whelan	Immediately
Phone: (804) 359-9311
Fax: (804) 254-3594
Email: investor@universalleaf.com

Universal Corporation Announces Quarterly Dividend and Sets Annual Meeting Date

Richmond, VA • May 12, 2005 / PRNEWSWIRE

Allen B. King, Chairman, President, and Chief Executive Officer of Universal Corporation (NYSE:UVV), announced today that the Company’s Board of Directors has declared a quarterly dividend of forty-two cents ($.42) per share on the common shares of the Company, payable August 8, 2005, to common shareholders of record at the close of business on July 11, 2005.

The Board of Directors fixed the voting record date as June 24, 2005, for the annual meeting of shareholders to be held on August 2, 2005.

Universal Corporation is a diversified company with operations in tobacco, lumber, and agri-products. Universal Corporation’s gross revenues for the nine-month transitional fiscal year that ended on March 31, 2004, were approximately $2.3 billion. For more information on Universal Corporation, visit its web site at www.universalcorp.com.

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